UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 11, 2003
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-30700 (Commission File Number)	84-1524410 (IRS Employer Identification No.)

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices)

(303) 220-7990
Registrant’s telephone number, including area code

Item 5. Other Events
SIGNATURES

Item 5. Other Events

     Crown Media Holdings, Inc. (“Crown”) has, effective March 11, 2003, entered into a tax sharing agreement with Hallmark Cards, Incorporated (“Hallmark”).

     Hallmark will include Crown in its consolidated federal income tax return. Accordingly, Hallmark will benefit from future tax losses which may be generated by Crown. Based on the tax sharing agreement, Hallmark will pay Crown all of the benefits realized by Hallmark as a result of consolidation, 75% in cash on a quarterly basis and the 25% balance as Crown Media becomes a taxpayer. Under the tax sharing agreement, at Hallmark’s option, this 25% balance may also be applied as an offset against amounts owed by Crown to any member of the Hallmark consolidated group under any loan, line of credit or other payable, subject to any limitations under any loan indentures or contracts restricting such offsets.

     An independent committee of the Board of Directors of Crown Media, consisting of Peter Lund, with advice of independent counsel, Kirkland & Ellis, approved Crown Media’s entering into the tax sharing agreement.

     Hallmark Entertainment Holdings, Inc. (“HEH”, a subsidiary wholly owned indirectly by Hallmark) contributed 100% of the Crown shares owned by it to Hallmark Entertainment Investment Co. (“HEIC”). Two of Crown’s investors, Liberty Crown, Inc. (“Liberty”), a subsidiary of Liberty Media Corporation and JP Morgan Partners (BHCA), LP (“JPM”), also contributed 100% of their Crown shares to HEIC and VISN Management Corp. (“VISN”), a subsidiary of the National Interfaith Cable Coalition, contributed 10% of its Crown shares to HEIC, all in return for HEIC shares. Crown understands that HEIC intends to hold the Crown shares and to evaluate media investment opportunities in which Crown does not have an interest. HEH, as the more than 80% owner of HEIC, will have voting power over all of the Crown shares. The new structure does not change the control of Crown. Liberty and JPM no longer have any rights pursuant to the Second Amended and Restated Stockholders Agreement, dated as of August 30, 2001, as amended, by and among HEIC (as transferee of the shares of Class A Stock and Class B Stock originally held by Hallmark Entertainment, Inc.), Liberty Media Corporation, Liberty, JPM, VISN, DIRECTV Enterprises, Inc. and Crown. However, HEIC has advised Crown that Liberty and JPM will retain similar rights with respect to Crown pursuant to the Stockholders Agreement (“Stockholders Agreement”), dated March 11, 2003, among HEIC, HEH, Liberty, VISN and JPM.

     The Crown Board has also increased the size of its Board from ten to fifteen, twelve members to be nominated by HEIC (provided that one such nominee be the Chief Executive Officer of Crown), one member to be nominated by VISN, and at least two independent members to be nominated by the Crown Board of Directors. HEIC has advised Crown that, pursuant to the Stockholders Agreement, one of HEIC’s nominees to the Crown Board of Directors will be a designee of Liberty and one of HEIC’s nominees will be a designee of JPM. On March 5, 2003 David E. Hall, Anil Jagtiani, Deanne R. Stedem and Judith C. Whittaker joined the Crown Board of Directors.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC. (Registrant)

Date	March 12, 2003	By	/s/ William J. Aliber

William J. Aliber
Executive Vice President and Chief Financial Officer

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